UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

DSS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Wiregrass Pkwy, West Henrietta, NY	14586
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 10, 2024, DSS, Inc. (the “Company” or the “Seller”) entered into securities purchase agreement(s) (the “Purchase Agreement(s)”) with Alset Inc. (“Alset” or the “Buyer”) pursuant to which the Company agreed to sell and issue in a private placement (the “Private Placement”) an aggregate of 820,597 shares (the “Shares”) of the Company’s common stock (“Common Stock”), par value $0.02 per share.

Additionally, the Company entered into a Purchase Agreement with Heng Fai Ambrose Chan, pursuant to which the Company agreed to sell in the same Private Placement an aggregate of 205,149 Shares of the Company’s Common Stock, par value $0.02 per share.

Each share was sold at a purchase price equal to $0.9749 per share, upon the terms and conditions described in the Purchase Agreement, as annexed to this current report on Form 8-K as exhibit 10.1 hereto.

The gross proceeds from the Private Placement were approximately $1,000,000, and the Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The Purchase Agreement(s) also contain representations, warranties, indemnification and other provisions customary for transactions of this nature. The Private Placement is expected to close on or around December 16, 2024.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DSS, INC.

Date: December 16, 2024	By:	/s/ Jason Grady
	Name:	Jason Grady
	Title:	Interim Chief Executive Officer